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                                                                    EXHIBIT 10.2

                                MGM GRAND, INC.
                          INCENTIVE STOCK OPTION PLAN

     1. Purpose. The purpose of the MGM Grand, Inc. Incentive Option Plan is to provide a means whereby MGM Grand, Inc. may attract and retain persons of ability as employees and motivate such persons to exert their best efforts on behalf of the Company and any Parent or Subsidiary.

     2.  Definitions.

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.

         (d) "Company" shall mean MGM Grand, Inc., a Delaware Corporation.

         (e) "Incentive Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Plan, which is not an incentive stock option within the meaning of Code Section 422A.

         (f) "Parent" shall mean a parent corporation as defined in Code Section 425(e).

         (g) "Participant" shall mean an employee of the Company or any Parent or Subsidiary who is designated to receive Incentive Options pursuant to Section 3.

         (h) "Plan" shall mean the MGM Grand, Inc. Incentive Stock Option Plan.

         (i) "Stock" shall mean the Company's $.01 par value common stock.

         (j) "Subsidiary" shall mean a subsidiary corporation as defined in Code
Section 425(f) or any partnership or joint venture in which the Company owns a 50 percent or greater ownership interest.

     3. Administration. The Plan shall be administered by the Committee, consisting of at least three members, appointed by and holding office at the pleasure of the Board. Members of the Committee shall be members of the Board and shall not be eligible to participate in the Plan while serving on the Committee.

     All employees of the Company or any Parent or Subsidiary (other than any employee who owns stock possession more than 10 percent of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary) shall be eligible to
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receive Incentive Options.  Subject to the provisions of the Plan, the Committee shall have the power to (a) determine and designate from time to time those employees who perform services for the Company or for any Parent or Subsidiary who shall be Participants in the Plan and the number of shares to be subject to the Incentive Options to be granted to each Participant; provided, however, that the Incentive option shall be granted after the expiration of the period of ten years from the effective date of the Plan specified in Section 8; (b) authorize the granting of Incentive Options to Participants; and (c) determine the time and the manner when each Incentive Option shall be exercisable and the duration of the exercised period.

     For all purposes of this Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations Section 20.2031-2, relating to the valuation of stocks and bonds for purposes of Code Section 2031.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, it its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Parent or Subsidiary as a period of service of such Participant with the Company or a Parent or Subsidiary, as the case may be, for purposes of accrual of his or her rights under the Incentive Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Incentive Options.

     4. Benefits Available Under Plan. The benefits provided by the Plan to Participants are Incentive Options. Incentive Option may be granted by the Company from time to time for all Participants to acquire an aggregate of 500,000,000 shares of Stock, subject to adjustment as provided in Paragraph 5(h), and reduced by the number of shares subject to options which are granted under the MGM Grand, Inc. Incentive Stock Option Plan. The shares to be delivered upon exercise of Incentive Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchased in the open market. If any Incentive Option terminates, expires or is cancelled with respect to any shares of Stock, new Incentive Options may thereafter be granted covering such shares.

     5. Terms and Conditions. Each Incentive Option shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Incentive Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

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         (a) Period.  Each Agreement shall specify that the Incentive Option thereunder is granted for a period not to exceed ten years (the "Option Period") and shall provided that the Incentive Option shall expire at the end of such period.

         (b) Option Price. The price per share at which an Incentive Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Incentive Option is granted, but shall be at least equal to the fair market value per share at the time the Incentive Option is granted.

         (c) Exercise of Option. In order to exercise the Incentive Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of the Incentive Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(d). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provision of this Section 5, including the following limitation: no part of any Incentive Option may be exercised until the Participant holding the Incentive Option shall have performed services for the Company or for a Parent or Subsidiary for such period after the date on which the Incentive Option is granted as the Committee may specify in the Agreement; provided, however, that, although a Incentive Option may provide for earlier exercise, each Incentive Option must be exercisable so that at least 20 percent of the shares subject to the Incentive Option are exercisable no later than the third anniversary of the grant of the Incentive Option, 40 percent of such shares no later than the fourth such anniversary, 60 percent of such shares no later than the fifth such anniversary, 80 percent of such shares no later than the sixth such anniversary, and 100 percent of such shares no later than the seventh such anniversary; provided, further, that if the Committee authorizes a Incentive Option exercisable in more than one installment and if the employment of any Participant holding such a Incentive Option is terminated for any reason after the first day on which the right to exercise any portion of the Incentive Option has accrued, the number of shares with respect to which the Incentive Option shall be deemed to have accrued at the date of termination of employment shall be such number of shares as to which the right to exercise the Incentive Option accrued prior to the date of termination of employment, plus, in case the Incentive Option was not fully exercisable on such date, that proportion of the number of shares with respect to which the Incentive Option would next have become exercisable but for such termination of employment as the number of days the Participant was employed by the Company, or a Parent or Subsidiary, prior to such date and subsequent to the last preceding on which the right to exercise the Incentive Option as to additional shares accrued (the "Preceding Exercise Date") bears the number of days between the Preceding Exercise Date and the next date on which the right to exercise the Incentive Option as to additional shares would otherwise accrue; and provided, further, that no Incentive Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Incentive Option.

         (d) Payment of Option Price. The Option Price of the Stock transferred to a Participant pursuant to the exercise of a Incentive Option shall be paid to the Company at

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the time of delivery of notice to exercise: (1) in cash; (2) with previously acquired Stock having a fair market value to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

         (e) Limitation. The aggregate fair market value (determined at the time an option is granted) of the Stock with respect to which incentive stock options described in Code Section 422A(b) are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Parent and any Subsidiary) shall not exceed $100,000.

         (f) Exercise in the Event of Death or Termination of Employment. If a Participant holding Incentive Options shall terminate employment by the Company, its Parent or Subsidiaries because of death, or shall die within three months of termination of employment by the Company, its Parent and Subsidiaries, the Incentive Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or person to whom the Participant's rights under the Incentive Options pass by will or applicable law, or if no such person has such rights, the Participant's executors or administrators, at any time, within one year after the date of such termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent or Subsidiaries shall terminate for any reason other than death, he may exercise his Incentive Options, to the extent he was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a).

         (g) Nontransferability. No Incentive Option granted under the Plan shall be transferrable other than by will or by the laws of descent and distribution. No interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant who received them.

         (h) Investment Representation. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Incentive Options (or any person acting under Paragraph 5(e)) shall deliver to the Participant at the time of any exercise of any Incentive Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Incentive Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

         (i) Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger,

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consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares which thereafter may be acquired under the Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Incentive Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

         (j) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any shares subject to Incentive Options prior to the date of issuance to him of a certificate or certificates for such shares.

         (k) No Rights to Continued Employment. The Plan any Incentive Options granted under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall they interfere in any way with the right of the Company or any Parent or Subsidiary for which an employee performs services to terminate his employment at any time.

         (l) Certain Corporate Transactions. Each Agreement shall provide that nothing in the Plan or the Agreement shall in any way prohibit the Company from merging or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Incentive Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash, or other consideration received by shareholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

     6. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Incentive Options under the Plan, and the obligation of the Company to transfer shares under these Incentive Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to the Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

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     7.  Certain Dispositions.  All Incentive Options shall provide that if the
Participant makes a disposition, within the meaning of Code Section 425(c), of any shares of Stock transferred upon exercise of an Incentive Option within two years from the date of the granting of the Incentive Option or within one year after the transfer of the shares of Stock to the Participant pursuant to the exercise of the Incentive Option, the Participant shall notify the Company within ten days of the disposition. The Company may cause an appropriate legend to be affixed to any stock certificates representing the shares of Stock issued under the Plan to enable it to receive notice of the disposition.

     8. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of Paragraph 5(h), no action of the Board may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the shareholders of the Company, (b) permit the granting of any Incentive Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Incentive Options which expire beyond the period provided for in Paragraph 5(a), or (d) many any material change in the class of eligible employees as defined in the Plan.

     9. Effective Date. The effective date of the Plan shall be the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by shareholders of the Company.

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